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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Stericycle, Inc. Employee Stock Purchase Plan, of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Chicago, Illinois
July 31, 2001